EXHIBIT 6.1

PURCHASE AND SALE AGREEMENT

BETWEEN

PACIFIC 2700 YGNACIO CORPORATION,
a Delaware corporation

AS SELLER,

and

GK DEVELOPMENT, INC.,
an Illinois corporation

AS BUYER

i

8	Prorations and Adjustments		19
	8.1	General	19
	8.2	Post Closing Reconciliation	22
	8.3	Survival	23
9	Risk of Loss and Insurance Proceeds		23
	9.1	Minor Loss	23
	9.2	Major Loss	24
10	Default		24
11	Expenses		25
12	Brokers		26
13	Assignment		26
14	Notices		27
15	Miscellaneous		28
	15.1	Attorneys’ Fees	28
	15.2	Gender	28
	15.3	Captions	28
	15.4	Construction	28
	15.5	Business Days; Deadlines	29
	15.6	Entire Agreement	29
	15.7	Recording	29
	15.8	No Continuance	29
	15.9	Time of Essence	29
	15.1	Original Document	29
	15.11	Governing Law	29
	15.12	Acceptance of Offer	30
	15.13	Confidentiality	30
	15.14	Amendment	30
	15.15	Waiver	31

ii

LIST OF SCHEDULES

1.1	Description of the Land

3.5	Certain Miscellaneous Agreements

4.3(g)	List of Leases

5.3	Unpaid Leasing Commissions, Tenant Improvement Costs and Future Free Rent

iii

LIST OF EXHIBITS

Exhibit A	—	Estoppel Certificate

Exhibit B	—	Grant Deed

Exhibit C	—	Bill of Sale

Exhibit D	—	Assignment and Assumption of Leases

Exhibit E	—	Assignment and Assumption of Miscellaneous Agreements

Exhibit F	—	Assignment and Assumption of Permits, Intangible Property and Warranties

Exhibit G	—	Seller’s Closing Certification

Exhibit H	—	FIRPTA Affidavit

Exhibit I	—	[Intentionally omitted.]

Exhibit J	—	Letter to Tenants

Exhibit K	—	Notice to Vendors

Exhibit L	—	Buyer’s Closing Certification

iv

Purchase and Sale Agreement

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated for reference purposes as of October 3, 2016, is made by and between PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation (“Seller”), and GK DEVELOPMENT, INC., an Illinois corporation (“Buyer”). This Agreement shall not be effective until executed by both Buyer and Seller, and the date on which this Agreement is executed by Buyer or Seller, whichever is later, as indicated on the signature page hereto, shall be referred to herein as the “Effective Date.”

1. PURCHASE AND SALE

Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of the following property:

(a) That certain real property located in the City of Walnut Creek, County of Contra Costa, State of California, commonly known as 2700 Ygnacio Valley Road, and more particularly described in Schedule 1.1 hereto (the “Land”);

(b) The buildings, structures and improvements erected or located on the Land (collectively, the “Improvements,” and together with the Land, collectively, the “Premises”);

(c) All of Seller’s right, title and interest, if any, in and to any rights and appurtenances pertaining to the Land, including minerals, oil and gas rights, air, water and development rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in profits or rights or appurtenances pertaining to the Land (the “Appurtenant Rights”);

(d) All of Seller’s right, title, and interest, if any, in all tangible personal property located on the Premises, including furniture, and equipment, but excluding any of the same owned by Tenants (as defined below) (the “Personal Property”);

(e) All of Seller’s right, title, and interest in all leases in effect at the closing of the purchase and sale contemplated hereunder (the “Closing”) for portions of the Premises, any guaranties thereof (collectively, the “Leases”), and any security deposits deposited by tenants of the Property (the “Tenants”) in respect of such Leases;

(f) All of Seller’s right, title, and interest in those agreements affecting the Property that Buyer is required to assume pursuant to Section 3.5 below , or that are the source of obligations Buyer is required to assume pursuant to Section 5.1 or 5.2 below (collectively, the “Miscellaneous Agreements”);

(g) All of Seller’s right, title and interest, if any, in and to all assignable permits and licenses to the extent the same pertain to the Premises (collectively, the “Permits”);

(h) All of Seller’s right, title and interest, if any, in and to all assignable intangible property, if any, used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”); and

1

(i) All of Seller’s right, title and interest, if any, in and to all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (collectively, the “Warranties”).

The Premises, Appurtenant Rights, Personal Property, Leases, Miscellaneous Agreements, Permits, Intangible Property and Warranties are herein collectively referred to as the “Property.”

2. PURCHASE PRICE; DEPOSIT; ESCROW

(a) The purchase price (“Purchase Price”) for the Property shall be Fifteen Million One Hundred Thousand Dollars ($15,100,000.00), subject to adjustment as provided in Section 8 below , and shall be paid as set forth in subparagraphs (b) , (c) and (d) below .

(b) Within three (3) business days following the Effective Date, Buyer shall deposit in escrow with Chicago Title Insurance Company, 455 Market Street, Suite 2100, San Francisco, California 94105 Attention: Terina Kung (the “Escrow Holder”), as an initial deposit hereunder, the sum of Seven Hundred Fifty-Five Thousand Dollars ($755,000.00) (the “Deposit”), together with an additional sum of One Hundred Dollars ($100.00) (the “Earnest Money”). The Earnest Money shall be non-refundable under all circumstances and shall be fully earned by Seller upon execution of this Agreement by Buyer and Seller as consideration for Seller entering into this Agreement and affording Buyer the opportunity to conduct its due diligence investigations hereunder. The Earnest Money shall be released by Escrow Holder to Seller immediately upon delivery of the Earnest Money to Escrow Holder. The Deposit shall at all times before the Closing be invested in an interest-bearing account approved by Buyer in writing. Buyer shall provide Escrow Holder with its taxpayer identification number, and all interest earned on the Deposit shall be reported to the appropriate tax authorities using Buyer’s taxpayer identification number. At the Closing, the Earnest Money and the Deposit shall be applied to the Purchase Price. Unless Buyer timely delivers notice to Seller of Buyer’s election to terminate this Agreement pursuant to Section 3.4 below prior to the expiration of the Investigation Period, upon the expiration of the Investigation Period, the Deposit shall become non-refundable (except as otherwise expressly set forth herein).

(c) The balance of the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, shall be deposited with Escrow Holder by Buyer on or before the Closing by wire transfer of immediately available funds, for disbursement pursuant to the terms hereof, with the transfer of funds to Seller to be completed on the day of the Closing.

(d) Within two (2) business days following the Effective Date, Seller shall deliver a copy of this Agreement to Escrow Holder. This Agreement shall serve as the initial escrow instructions. Counsel for Buyer and Seller are hereby authorized to execute any further escrow instructions necessary or desirable, and consistent with the terms hereof, in connection with the escrow established for this transaction by Escrow Holder (the “Escrow”). Escrow Holder shall be the “Reporting Person” pursuant to Internal Revenue Code Section 6045(e) with respect to the transaction contemplated by this Agreement.

2

3. BUYER’S INVESTIGATION

3.1 Scope of Investigation

Buyer shall have the period commencing on October 3, 2016, and ending on November 2, 2016 (the “Investigation Period”) to review and approve all matters relating to the Property, including the following matters:

(a) All matters relating to title to the Property, including (i) matters disclosed by that certain preliminary title report dated September 20, 2016, or by any underlying exception document referred to therein (collectively, the “Title Report”), issued by Chicago Title Insurance Company (the “Title Company”) under Order No. 15604032-156-TJK-JM , and a copy of which has been provided to Buyer, or disclosed by any updates thereof or supplements thereto, and (ii) matters disclosed by any survey of the Property. Seller shall provide Buyer with a copy of that certain survey dated December 5, 2005 and prepared by Kier & Wright as Job No. A05642-1, without representation or warranty of any kind with respect thereto. Buyer may obtain, at Buyer’s sole cost and expense, an updated ALTA survey of the Property, in form sufficient to satisfy the requirements of the Title Company for the issuance of an ALTA owner’s policy of title insurance, and a copy of which, as well as copies of any updates thereof or supplements thereto, shall be provided by Buyer to Seller promptly upon Buyer’s receipt thereof.

(b) All matters relating to any governmental and other legal requirements relating to the Property, such as taxes, assessments, zoning, use permit requirements and building codes, including any certificates of occupancy, other governmental permits and plans and specifications for the Property. Notwithstanding any provisions of this Agreement to the contrary, Buyer shall not file or cause to be filed any application or make any request (other than inquiries of the public records) with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a notice of violation of law or municipal ordinance, order or requirement imposed by such an agency, at the Property or any change in zoning, parcelization, licenses, permits or other entitlements or any investigation or restriction on the use of the Property, or any part thereof.

(c) The physical condition of the Property, including the interiors, exteriors, structures, pavements, utilities, and all other physical and functional aspects of the Property, and including an investigation as to the presence of Hazardous Materials (as defined in Section 4.1(b) below ) at, on or under the Property and the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below ).

(d) Any easements and/or access rights affecting the Property.

3

(e) To the extent in Seller’s possession or reasonable control, copies of the following written materials relating to the Property shall be delivered to Buyer within two (2) business days after the Effective Date, to the extent not previously delivered to Buyer prior to the Effective Date:

(i) Bills for property taxes and assessments for the 2014 2015 and 2015 2016 tax years;

(ii) Any property condition reports or assessments prepared by third party consultants with respect to the Property;

(iii) Reports, studies, assessments and investigations related to the presence of Hazardous Materials (as defined in Section 4.1(b) below ) at, on or under the Property and the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below );

(iv) The Leases, any other leases and occupancy agreements affecting the Property and all amendments thereto;

(v) Profit and loss operating statements for the Property for the 2014, 2015 and 2016 year to date) calendar years; and

(vi) Any maintenance and repair contracts and service or supply contracts affecting the Property (excluding the property management contract).

(f) To the extent in the possession of Seller or its property manager, the following written materials relating to the Property, originals or true copies of which shall be made available at the Property, within two (2) business days after the Effective Date:

(i) Plans and specifications for the Property;

(ii) Certificates of occupancy;

(iii) The correspondence files for all Tenants;

(iv) All written agreements entered into by Seller with third parties affecting the Property which are not provided to Buyer pursuant to Section 3.1(a) above or encompassed within any of the other subparagraphs of Section 3.1(e) or this Section 3.1(f) (excluding the property management contract and any proprietary matters, such as tax returns, financial projections, loan documents, appraisals, documents related to the transaction pursuant to which Seller purchased the Property, and documents related to negotiations with Buyer or any other potential purchasers of the Property).

(g) All matters relating to the feasibility of Buyer’s proposed ownership of the Property.

(h) Natural hazards disclosure statements for the Property, as required under California law, to be delivered to Buyer within fifteen (15) days after the Effective Date. The natural hazards disclosure statements shall be based on a report or reports of a licensed engineer, land surveyor, geologist, or expert in natural hazard discovery, which report or reports shall be attached to such natural hazards disclosure statement. Buyer acknowledges that the natural hazards disclosure statements shall be based solely on the information contained in the report or reports attached thereto, and Seller shall have no liability for any inaccuracy in such reports, except to the extent that Seller has actual knowledge of the inaccuracy at the time the corresponding natural hazards disclosure statement is signed by Seller.

4

(i) Buyer has informed Seller that Buyer desires to complete an audit with respect to certain matters relating to the Property (“Buyer’s Audit”). During the Investigation Period, Seller shall deliver to Buyer such information, to the extent it is in existence and in Seller’s possession, as is reasonably requested by Buyer in connection with the performance of Buyer’s Audit, including, but not limited to, the general ledger and current aging report. Seller shall also provide answers to questions relating to the Property as Buyer or its auditors may reasonably request; provided, however, Seller’s answers to such questions shall not constitute representations and warranties of Seller and Seller shall have no liability to Buyer or its auditors with respect thereto. Buyer’s completion of Buyer’s Audit shall not be a condition precedent to Buyer’s obligation to consummate the transaction contemplated by this Agreement and Buyer shall satisfy itself with regard to Buyer’s Audit prior to the expiration of the Investigation Period.

3.2 Entry; Insurance; Indemnity

(a) Pursuant to that certain Access Agreement (the “Access Agreement”) of even date herewith, by and between Seller and Buyer, Buyer shall have the right, in compliance with the requirements of the Access Agreement and this Section 3.2 , to enter on any portion of the Premises for the limited purpose of conducting “Inspections” (as defined in the Access Agreement). Buyer shall conduct such entries and any Inspections in connection therewith so as to minimize disruption at the Property or interference with Seller’s business or with Tenants and otherwise in a manner reasonably acceptable to Seller.

(b) Buyer’s indemnification of Seller pursuant to Section 12 of the Access Agreement shall extend to the partners, members, trustees, shareholders, directors and officers of Seller, any party owning a direct or indirect interest in Seller, the affiliates of Seller, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (such parties are referred to collectively with Seller as the “Seller-Related Parties”).

3.3 Title Matters; Buyer’s Objections; Seller’s Right to Cure

(a) Disapproved Matters.

(i) For the period commencing on the Effective Date and ending on October 26, 2016 (the “Title Review Period”) Buyer shall have the right, by written notice to Seller (a “Disapproval Notice”), to disapprove any matter relating to title of the Property.

(ii) If any material matter relating to title of the Property first arises after the expiration of the Title Review Period, and is not created or caused by Buyer, then Buyer shall have the right to disapprove such matter by delivering a Disapproval Notice to Seller within five (5) days after Buyer first becomes aware of such matter.

(iii) All matters relating to title to the Property to which Buyer objects pursuant to Section 3.3(a)(i) or 3.3(a)(ii) above shall be referred to as “Disapproved Matters.” All matters relating to title to the Property which are not Disapproved Matters shall be deemed approved by Buyer.

5

(b) Seller’s Right to Undertake Curative Action. Within three (3) business days after Seller’s receipt of a Disapproval Notice, Seller may give written notice to Buyer (a “Cure Notice”) of (i) any Disapproved Matters set forth in such Disapproval Notice with respect to which Seller is willing to undertake any curative action before the Closing, and (ii) the nature of each such curative action that Seller is willing to undertake (individually and collectively, “Curative Action”). Except as expressly set forth in any Cure Notice, Seller shall be deemed to have elected not to undertake any Curative Action with respect to any Disapproved Matters. If (1) the Curative Action set forth by Seller in any Cure Notice consists of anything less than the complete and unconditional cure of all Disapproved Matters set forth in the Disapproval Notice to which such Cure Notice relates, or (2) Seller does not reply to a Disapproval Notice within five (5) business days after Seller’s receipt thereof, then Buyer may terminate this Agreement by giving written notice to Seller no later than 5:00 p.m. California time on the second (2nd) business day after receipt of such Cure Notice or the expiration of such three (3) business day period without reply from Seller, as the case may be. If Buyer does not so elect to terminate this Agreement, then Buyer shall be deemed to have waived its disapproval of all Disapproved Matters set forth in such Disapproval Notice except to the extent of Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect thereto. Unless Buyer terminates this Agreement pursuant to the foregoing, if Seller gives Buyer one or more Cure Notices, then (A) Seller shall use commercially reasonable efforts to complete the Curative Action set forth therein on or before the Closing Date, and (B) it shall be a condition to Buyer’s obligation to purchase the Property hereunder, but not a covenant of Seller, that all Curative Action shall actually be performed on or before the Closing Date. Notwithstanding the foregoing or anything else contained herein, and whether or not included in Buyer’s Disapproval Notice or Seller’s Cure Notice, Seller shall remove at or before the Closing the liens of any deeds of trust or other monetary obligations voluntarily created by Seller (other than current taxes and other assessments not yet delinquent and current and future installments payable on assessment bonds); it being understood and agreed that Seller shall in no event be deemed to have voluntarily created (nor shall Seller be required to remove) any monetary lien caused or created by Buyer or any Tenant.

(c) Extension of Closing Date. If any situation described in Section 3.3(a)(ii) above occurs, and the respective time periods afforded Buyer and Seller to make any elections and give notices with respect thereto as permitted under Sections 3.3(a) and (b) will extend beyond the fifth (5th) day before the Closing Date, then the Closing Date shall be postponed until five (5) days after the disposition of such matter is determined in accordance with the provisions of this Section 3.3 .

(d) Agreement of Title Company to Insure Over Disapproved Matters. Notwithstanding Seller’s unwillingness to agree to completely and unconditionally cure any Disapproved Matter, Buyer may obtain the agreement of the Title Company to omit such Disapproved Matter from the schedule of exceptions to the Title Policy (as defined in Section 6.1 below ) or to affirmatively insure over such Disapproved Matter by endorsement to the Title Policy. Any agreement of the Title Company to so omit or insure shall be a matter solely between Buyer and the Title Company, and the same shall not be condition to Closing (but shall be subject to Buyer’s right to terminate under Section 3.4 below), except to the extent the Title Company’s agreement to so omit or insure is based upon Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect to such Disapproved Matter and Seller fails to undertake such Curative Action prior to the Closing. Further, with regard to Seller’s obligation to convey title to the Property, any Disapproved Matter which Seller has not agreed to completely and unconditionally cure shall be a Permitted Exception (as defined in subparagraph (e) below ) to the Deed (as defined in Section 7.2(a) below ) notwithstanding the Title Company’s agreement to omit such Disapproved Matter from the Title Policy or to affirmatively insure against such Disapproved Matter by endorsement to the Title Policy, and Buyer shall only seek recourse against the Title Company, and not Seller, with respect to any such Disapproved Matter.

6

(e) Permitted Exceptions. The Deed shall be subject to the following matters (the “Permitted Exceptions”):

(i) general real estate taxes not yet due and payable as of the date of Closing;

(ii) the Leases;

(iii) the Miscellaneous Agreements;

(iv) all title matters relating to the Property, other than Disapproved Matters, that are (1) discoverable by means of an accurate survey or inspection of the Property or by making inquiry of persons in possession, or (2) disclosed to Buyer in writing before the Closing;

(v) all Disapproved Matters Seller has not completely and unconditionally agreed to cure, except to the extent, if any, Seller has agreed to undertake Curative Action pursuant to a Cure Notice; and

(vi) all other exceptions created or agreed to by Buyer.

3.4 Buyer’s Right to Terminate

Buyer shall have the right to terminate this Agreement by delivering to Seller, not later than 5:00 p.m. California time on the last day of the Investigation Period, written notice that Buyer elects to terminate this Agreement. Buyer may elect to terminate this Agreement pursuant to this Section 3.4 for any reason based on Buyer’s sole judgment, or for no reason at all. In the event Buyer terminates this Agreement pursuant to this Section 3.4 or pursuant to any provision of Section 3.3 , the Deposit shall be returned promptly to Buyer and, except for any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, this Agreement shall be terminated and canceled in all respects and neither Buyer nor Seller will have any further rights or obligations hereunder. If Buyer does not duly terminate this Agreement in accordance with this Section 3.4 , (i) this Agreement shall remain in full force and effect and Buyer shall have no further right to terminate this Agreement under this Section, and (ii) Buyer shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of any condition known to Buyer as of the last day of the Investigation Period.

7

3.5 Certain Miscellaneous Agreements

At the Closing, Seller’s rights and obligations under those agreements set forth on Schedule 3.5 attached hereto shall be assigned to and assumed by Buyer, except for any specific agreements which Buyer notifies Seller prior to the expiration of the Investigation Period that Buyer elects not to assume (“Rejected Agreements”). Seller shall terminate all property management and leasing agreements affecting the Property and all Rejected Agreements, if any, by the Closing Date. Notwithstanding anything contained herein to the contrary (but shall be subject to Buyer’s right to terminate under Section 3.4 above), Buyer hereby agrees to accept and assume the obligations specified in Item 1 on Schedule 3.5 and all agreements set forth in Item 2 on Schedule 3.5 which cannot be terminated by Seller (i) without cause, (ii) upon thirty (30) days’ (or less) notice, or (iii) without payment of a premium or penalty.

4. AS-IS SALE; RELEASE AND INDEMNITY

4.1 As-Is Sale

(a) Buyer acknowledges and agrees that it will have been given, before the expiration of the Investigation Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing. The closing of escrow for the purchase of the Property by Buyer shall conclusively constitute Buyer’s approval of each and every aspect of the Property, except as otherwise specifically provided herein.

(b) Except with respect to any fraud on the part of Seller in connection with this Agreement and any representations expressly made by Seller in this Agreement, Seller: (i) makes no representations or warranties concerning the Property, income derived therefrom or any matters pertaining thereto; and (ii) makes no representations or warranties with respect to the physical condition or any other aspect of the Property, including, without limitation: (A) the structural integrity of, or the quality of any labor and materials used in the construction of, any improvements on the Land; (B) the conformity of the Improvements to any plans or specifications for the Property (including any plans and specifications that may have been or which may be provided to Buyer by Seller); (C) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, including zoning or building code requirements and the Americans with Disabilities Act; (D) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill or susceptibility to landslides; (E) the sufficiency of any undershoring; (F) the sufficiency of any drainage; (G) whether the Land is located wholly or partially in any flood plain or flood hazard boundary or similar area; (H) the existence or non-existence of underground storage tanks; (I) any other matter affecting the stability or integrity of the Land or any buildings or improvements situated on or as part of the Improvements; (J) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Property; (K) the habitability, merchantability, fitness, suitability, functionality, value or adequacy of the Property or any component or system thereof for any intended use; (L) the potential for further development of the Property; (M) the existence of vested land use, zoning or building entitlements affecting the Premises; (N) the quality, nature, adequacy and physical condition of the Property, including the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (O) the quality and nature of any groundwater; (P) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (Q) the presence of any Hazardous Materials (as defined below) or mold or any mold-like substance on, in, under or about the Property or any nearby property; (R) the condition of title to the Property; (S) the Leases, Miscellaneous Agreements, or other agreements affecting the Property; and (T) the economics of the operation of the Property. Except with respect to any representations expressly made by Seller in this Agreement, Buyer expressly acknowledges that the Property is being sold and accepted “as is, where is” and is being accepted without any representation or warranty, including any representation or warranty by Seller or any agent, officer, employee or representative of Seller. Buyer agrees to make such investigations of the condition of the Property as Buyer deems adequate and shall rely solely upon its own investigation of such condition and not upon any statement of Seller except as may be expressly stated in this Agreement. As used herein, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law (as defined below), including, but not limited to, petroleum and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, mold, and chemicals which may cause cancer or reproductive toxicity. As used herein, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Property or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.).

8

4.2 Release and Indemnity

(a) Without limiting the provisions of Section 4.1 , Buyer waives its right to recover from the Seller-Related Parties, and forever releases, covenants not to sue and discharges the Seller-Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Property, including, but not limited to, the presence of any Hazardous Materials on, in, under or about the Property, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below , which liability shall survive the Closing only for the Survival Period (as defined in Section 4.5 below ) and shall be subject to the limitation on liability set forth in Section 4.5 below .

(b) In the event the Closing occurs, Buyer shall indemnify, defend and hold harmless the Seller-Related Parties from and against any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs whatsoever, including attorneys’ and experts’ fees and costs and investigation and remediation costs (“Claims”), asserted by the party originally identified as Buyer herein (“Original Buyer”), or any assignee thereof, or the partners, members, trustees, shareholders, directors or officers of any party owning a direct or indirect interest in Original Buyer or any such assignee, or any affiliate of Original Buyer or any such assignee possessing at any time an ownership interest (whether direct or indirect) in the Property (including any party which may hereafter become an affiliate of Original Buyer or any such assignee), arising from, relating to, or occasioned in any way by the physical condition of the Property, including, but not limited to, the presence of any Hazardous Materials on, in, under or about the Property, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below , which liability shall survive the Closing only for the Survival Period and shall be subject to the limitation on liability set forth in Section 4.5 below .

(c) The release set forth in Section 4.2(a) above , and the indemnification set forth in Section 4.2(b) above , includes claims, liabilities and other matters of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s willingness to enter into the release and indemnification of the Seller-Related Parties set forth in Sections 4.2(a) and 4.2(b) . In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the release and indemnification set forth in Sections 4.2(a) and 4.2(b) have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below , which liability shall survive the Closing only for the Survival Period and shall be subject to the limitation on liability set forth in Section 4.5 below . In connection with the release set forth in Section 4.2(a) above , Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(d) The provisions of this Section 4.2 shall survive the Closing.

9

4.3 Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

(a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and qualified to transact business and in good standing in the State of California.

(b) Seller has the power and authority to enter into this Agreement and convey the Property to Buyer and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Seller. This Agreement has been duly authorized, executed and delivered by Seller.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Seller is subject.

(d) Seller is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.

(e) There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Seller’s knowledge, threatened against Seller.

(f) Seller is not a Prohibited Person. As used herein, “Prohibited Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (i.e., so-called “Specially Designated Nationals” and “Blocked Persons”) or otherwise.

(g) The only Leases affecting the Property as of the Effective Date are set forth in the list of leases and amendments attached hereto as Schedule 4.3(g). The copies of Leases to be made available to Buyer for its review pursuant to Section 3.1(e)(iv) above , shall be true, correct and complete.

10

(h) To Seller’s knowledge, the reports, studies, assessments, investigations and other materials to be made available to Buyer for its review pursuant to Section 3.1(e)(iii) above , shall constitute all written reports prepared by third-party consultants in the possession, custody or control of Seller or its property manager related to the presence of Hazardous Materials at, on or under the Property and the compliance of the Property with Hazardous Materials Laws; provided that Seller makes no representation or warranty as to whether Buyer is entitled to rely on any such reports, studies, assessments, investigations or other materials, and if Buyer desires to rely on the same, Buyer shall be responsible for obtaining, at its sole cost and expense, written permission from the preparer of any such items.

4.4 Seller’s Knowledge

As used in this Agreement or in any documents delivered pursuant hereto, the phrases “to Seller’s knowledge,” “known to Seller,” “Seller has not received any notice,” or “Seller has not received any written notice” (or similar words), shall mean that the representations and warranties (or other provisions) qualified by any of such phrases are made without investigation of the matters stated therein and are based solely on the current actual knowledge of Mike Simons.

4.5 Survival of and Limitations on Seller’s Representations and Warranties

All representations and warranties contained in Section 4.3 , are qualified by any information contained in any documents or other material made available to Buyer in connection with its review of matters pertaining to the Property pursuant to Section 3 above , including any title report or survey made available to Buyer. All representations and warranties of Seller set forth in Section 4.3 are made as of the Effective Date. In addition, as of the Closing Date, Seller shall provide Buyer with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Seller’s Closing Certification”). If any exceptions or qualifications to such representations and warranties set forth in Seller’s Closing Certification are material, were not known to Buyer as of the expiration of the Investigation Period, and are not acceptable to Buyer in its sole discretion, Buyer may terminate this Agreement and receive a refund of the Deposit, but Seller shall have no liability to Buyer as a result of such qualification and exceptions. In addition, in the event Buyer is actually aware prior to the Closing that any of the representations or warranties set forth in Section 4.3 are not true, correct or complete, and Buyer nonetheless proceeds with the purchase of the Property, such representations and warranties shall be deemed to be qualified by all matters of which Buyer is actually aware, and Buyer shall have no claim for breach of any such representation or warranty to the extent it is actually aware prior to the Closing of any inaccuracies therein. The representations and warranties of Seller set forth in Section 4.3 , as qualified by all matters of which Buyer is actually aware as of the Closing and by any exceptions and qualifications set forth on Seller’s Closing Certification, as qualified by all matters of which Buyer is actually aware as of the Closing, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Deed from Seller to Buyer for a period of one hundred (180) days from and after the Closing Date (the “Survival Period”); provided, however, that Buyer must give Seller written notice of any claim Buyer may have against Seller for breach of any such representations and warranties set forth in Section 4.3 (as modified by any exceptions and qualifications set forth on Seller’s Closing Certification), prior to the expiration of the Survival Period. Any such claim which Buyer may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Seller shall have no liability with respect thereto. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller’s liability for any breach of any representation or warranty under this Agreement, or pursuant to Seller’s Closing Certification exceed Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate.

11

4.6 Representations and Warranties of Buyer

Buyer represents and warrants to Seller as follows:

(a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois, and, as of the Closing Date, will be qualified to transact business and in good standing in the State of California.

(b) Buyer has the power and authority to enter into this Agreement and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Buyer. This Agreement has been duly authorized, executed and delivered by Buyer.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject.

(d) Buyer is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.

(e) There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Buyer’s knowledge, threatened against Buyer.

(f) Buyer is not a Prohibited Person.

4.7 Survival of Buyer’s Representations and Warranties

All representations and warranties of Buyer set forth in Section 4.6 are made as of the Effective Date. In addition, as of the Closing Date, Buyer shall provide Seller with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Buyer’s Closing Certification”). If the exceptions or qualifications to such representations and warranties as of the Closing Date are material and are not acceptable to Seller in its sole discretion, Seller may refuse to consummate this transaction and exercise the remedy set forth in Section 10(a) below . The representations and warranties of Buyer set forth in Section 4.6 , as qualified by any exceptions and qualifications set forth on Buyer’s Closing Certification, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Deed from Seller to Buyer for the Survival Period; provided, however, that Seller must give Buyer written notice of any claim Seller may have against Buyer for breach of any such representations and warranties set forth in Section 4.6 (as modified by any exceptions and qualifications set forth on Buyer’s Closing Certification), prior to the expiration of the Survival Period. Any such claim which Seller may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Buyer shall have no liability with respect thereto.

12

5. INTERIM OPERATION OF THE PROPERTY

5.1 Before Expiration of the Investigation Period

(a) From and after the Effective Date, and until the expiration of the Investigation Period, Seller may execute any new leases of the Property or modify any existing leases or execute any other agreements affecting the Property, provided that Seller shall provide Buyer with copies of the same within two (2) business days after execution of the same, and Seller will advise Buyer of the status of any pending negotiations with respect to the same. If Seller delivers any such copies to Buyer later than two (2) business days before the expiration of the Investigation Period, the Investigation Period shall be extended until two (2) business days after such delivery. If Seller enters into any leases of the Property or modifies, renews or extends any existing leases after the Effective Date and before the expiration of the Investigation Period, then, provided the Closing occurs, any tenant improvement costs, including, without limitation, architectural and soft costs (the “Tenant Improvement Costs”), and any leasing commissions incurred in connection with such new leases or lease modifications shall be the sole responsibility of Buyer. Seller shall be given a credit at Closing for all amounts paid by Seller for Tenant Improvement Costs or leasing commissions in connection with such new leases or lease modifications. In addition, if any leasing commissions or Tenant Improvement Costs are payable after the Closing Date with respect to such new leases or lease modifications, Buyer shall assume the obligation to pay the same, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing.

(b) From and after the Effective Date, and until the expiration of the Investigation Period, Seller may grant consent or approval to any request made by any Tenant, provided that Seller shall promptly provide written notice to Buyer of all such consents or approvals that are material in nature. If Seller delivers such notice to Buyer later than two (2) business days before the expiration of the Investigation Period, the Investigation Period shall be extended until two (2) business days after delivery of such notice.

5.2 After Expiration of the Investigation Period

(a) From and after the expiration of the Investigation Period, provided that Buyer is not in default under this Agreement, Seller shall not execute any new leases of the Property or modify, renew or extend any existing leases, or execute any other agreements affecting the Property that will survive the Closing, without first obtaining Buyer’s written consent (or deemed consent pursuant to this Section 5.2(a) ) thereto, which consent shall not be unreasonably withheld or delayed. If Buyer fails to respond within three (3) business days after receipt of a written request from Seller for Buyer’s consent to any of the foregoing (which request shall be accompanied by a copy of the proposed lease, lease modification or other agreement), Buyer shall be deemed to have consented to the same. If Seller, with Buyer’s consent (or deemed consent) as described above, enters into any leases of the Property or modifies any existing leases after the expiration of the Investigation Period and before the Closing Date, then, provided the Closing occurs, any Tenant Improvement Costs and any leasing commissions incurred in connection with such new leases or lease modifications shall be the sole responsibility of Buyer. Seller shall be given a credit at Closing for all amounts paid by Seller for Tenant Improvement Costs or leasing commissions in connection with such new leases or lease modifications. In addition, if any leasing commissions or Tenant Improvement Costs are payable after the Closing Date with respect to such new leases or lease modifications, Buyer shall assume the obligation to pay the same, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing.

13

(b) From and after the expiration of the Investigation Period, provided that Buyer is not in default under this Agreement, Seller shall not, without Buyer’s prior written consent, grant consent or approval to any request made by a Tenant unless Seller is obligated under the applicable lease to grant such consent or approval. Buyer agrees to advise Seller, within three (3) business days after Buyer’s receipt of Seller’s notice of a Tenant’s request for such consent or approval (or, if earlier, three (3) business days before the date when such response is required under the applicable lease, so long as Seller’s notice identifies such earlier deadline), whether Buyer elects that such Tenant’s request be granted or denied (and provide, in reasonable detail, the reasons for any denial), which election shall be made pursuant to the reasonableness requirements, if any, set forth in the applicable lease or implied under California law, or in Buyer’s judgment if no such requirements are set forth in such lease or implied under California law. If Buyer fails to timely respond to Seller’s notice, Seller may grant or deny consent to the Tenant’s request in Seller’s sole discretion, and Seller shall have no liability to Buyer therefor.

5.3 Certain Leasing Transactions

Seller shall be solely responsible for Tenant Improvement Costs and leasing commissions payable in connection with the Leases listed on Schedule 5.3 attached hereto and made a part hereof, and the free or reduced rent to be provided thereunder after the Closing, as set forth on Schedule 5.3. If as of the Closing any leasing commissions or Tenant Improvement Costs as set forth on Schedule 5.3 have not been paid, or any free or reduced rent as set forth on Schedule 5.3 has not been provided, Buyer shall receive a credit from Seller at Closing for the amount of the same, and Buyer shall assume the obligation to pay or honor the same.

5.4 SNDAs

If Buyer presents to Seller a subordination, non-disturbance and attornment agreement (an “SNDA”) that Buyer’s lender desires to obtain from Tenants of the Property, with all blanks filled in by Buyer, then Seller will present the SNDA to those Tenants designated by Buyer’s lender and request that such Tenants execute and deliver the same. In the event any Tenant desires to negotiate such SNDA, Buyer shall conduct such negotiations and Seller shall have no obligation to participate in the same, but shall be permitted by Buyer to participate if requested by Seller. Under no circumstances shall the execution and delivery by any Tenant of an SNDA constitute a condition to Closing hereunder.

14

6. CONDITIONS TO CLOSING

6.1 Conditions to Buyer’s Obligations to Close

The obligation of Buyer to consummate the purchase of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Buyer’s obligations to close), any or all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

(a) Delivery of Documents. Seller shall have deposited into Escrow all instruments and documents to be delivered by Seller to Buyer at the Closing under the provisions of this Agreement.

(b) Title Policy. The Title Company shall be committed to issue at Closing an owner’s title insurance policy, or an irrevocable binder to issue the same, dated as of the Closing Date, in the full amount of the Purchase Price, showing title to the Premises in the name of Buyer, the form of which shall be CLTA standard coverage; provided that if Buyer obtains an updated ALTA survey of the Property, in form sufficient to satisfy the requirements of the Title Company for the issuance of an ALTA owner’s policy of title insurance, then the form shall be ALTA (2006) Standard Owner’s Form, with extended coverage, (the “Title Policy”), which Title Policy shall be subject only to the standard exclusions from coverage contained in such policy and the Permitted Exceptions.

(c) Estoppel Certificates. Seller shall have delivered to Buyer an estoppel certificate (dated within thirty (30) days prior to the Closing Date) substantially in the form of Exhibit A (except where the lease of such Tenant specifies a different form, in which case such different form shall be used) from the following Tenants: Pacific Gas & Electric, Stearns Lending, Compass Home Loans and Carollo Engineers (each, a “Major Tenant” and collectively, the “Major Tenants”) and enough additional estoppels so that such additional estoppels, along with the estoppels from the Major Tenants, cover seventy-five percent (75%) of the Tenants under the current Leases. The estoppel certificates to be delivered to Buyer shall be consistent in all material respects with the terms of the applicable Lease as previously delivered to Buyer, and shall disclose no material defaults or alleged material defaults by either Seller or the Tenant under such Lease or any Tenant bankruptcy or any dispute between Seller and a Tenant except for any defaults, bankruptcies or disputes disclosed to Buyer prior to the expiration of the Investigation Period. Buyer’s failure to notify Seller of any objections to any estoppel certificate within three (3) business days of Buyer’s receipt of the same shall constitute Buyer’s acknowledgement that such estoppel certificate satisfies the requirements of this Section 6.1(c) .

(d) Seller’s Compliance. Seller shall have performed and satisfied all material covenants and material obligations of Seller under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date.

15

The conditions set forth in this Section 6.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Holder. If any of the conditions in this Section 6.1 is not satisfied or has not been so waived by Buyer prior to the Closing Date, Buyer shall deliver written notice to Seller describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Buyer shall have the right to terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder. If Buyer terminates this Agreement in accordance with the foregoing, the Deposit shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement. Further, if the failure of such condition also constitutes a default of Seller under this Agreement, then in lieu of terminating this Agreement, Buyer may elect to proceed under either of the options provided under clauses (i) or (iii) of Section 10(b) .

6.2 Conditions to Seller’s Obligations to Close

The obligation of Seller to consummate the sale of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Seller’s obligations to close), any or all of which may be waived in whole or in part by Seller to the extent permitted by applicable law:

(a) Deposit of Funds. Buyer shall have deposited into Escrow the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, and all other monies required to be deposited by Buyer hereunder.

(b) Delivery of Closing Documents. Buyer shall have deposited into Escrow all instruments and documents to be delivered by Buyer to Seller at the Closing under the provisions of this Agreement.

(c) Buyer’s Compliance. Buyer shall have performed and satisfied all material covenants and material obligations of Buyer under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date.

The conditions set forth in this Section 6.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. If any of the conditions in this Section 6.2 is not satisfied or has not been so waived by Seller prior to the Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder. If Seller terminates this Agreement in accordance with the foregoing, the Deposit shall be returned to Buyer or paid over to Seller, as required by the terms of this Agreement, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement; provided, however, if the failure of such condition also constitutes a default of Buyer under this Agreement, then the provisions of Section 10(a) shall apply, and the Deposit shall be paid to Seller as liquidated damages, rather than being returned to Buyer. Without limiting the foregoing, in the event of Buyer’s default, Seller’s termination of this Agreement pursuant to this Section 6.2 shall not constitute a waiver of Seller’s right to recover liquidated damages from Buyer pursuant to Section 10(a).

16

7. CLOSING AND TRANSFER OF TITLE

7.1 Closing Date

Provided that all of the conditions precedent to the Closing have been satisfied or waived, the Closing shall be held, and delivery of all items to be made at the Closing under the terms of this Agreement shall be made, at the offices of Escrow Holder at 8:00 a.m. California time on December 2, 2016, or such earlier date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”). Notwithstanding the foregoing, Seller shall have the right, by written notice to Buyer, to extend the Closing Date one or more times, but not for a period of longer than thirty (30) days in the aggregate, (i) if additional time is necessary for Seller to complete any Curative Action, or (ii) if the condition set forth in Section 6.1(c) has not been satisfied by the originally scheduled Closing Date.

7.2 Seller’s Deliveries

At the Closing, or at such later date as may be indicated below for any specific item, Seller shall deliver or cause to be delivered to Buyer through the Escrow or otherwise, each of the following instruments and documents, duly executed and acknowledged by Seller, as appropriate:

(a) One (1) original of a Grant Deed in the form attached hereto as Exhibit B (the “Deed”), subject only to the Permitted Exceptions.

(b) Two (2) originals of a Bill of Sale in the form attached hereto as Exhibit C.

(c) Fully executed originals (or copies thereof in the event the originals are not available) of all Leases (which may delivered within five (5) days after the Closing), and four (4) originals of an Assignment and Assumption of Leases in the form attached hereto as Exhibit D.

(d) Fully executed originals (or copies thereof in the event the originals are not available) of all Miscellaneous Agreements (which may be delivered within five (5) days after the Closing), and two (2) originals of an Assignment and Assumption of Miscellaneous Agreements with respect thereto and with respect to any contracts that are being assigned to and assumed by Buyer in accordance with Section 5.1(a) or 5.2(a) above, in the form attached hereto as Exhibit E.

(e) Originals (or, if originals are unavailable, copies), of all assignable Permits and Warranties (which may be delivered within five (5) days after the Closing), unless the same are posted at the Property, and two (2) originals of an Assignment and Assumption of Permits, Intangible Property and Warranties with respect thereto in the form attached hereto as Exhibit F.

(f) Two (2) originals of a Seller’s Closing Certification, in the form attached hereto as Exhibit G.

17

(g) Any required real estate transfer tax declarations or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(h) Two (2) originals of an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (the “Federal Code”), and on which Buyer is entitled to rely, from Seller’s sole member that it is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code, in the form attached hereto as Exhibit H attached hereto (the “FIRPTA Affidavit”).

(i) Two (2) originals of a properly executed certificate (herein, a “Qualifying Certificate”) under Section 18662 of the California Revenue and Taxation Code (“CALFIRPTA”) certifying that Seller’s sole member is not an “individual” seller under CALFIRPTA and either (i) has a permanent place of business in California, or (ii) is qualified to do business in California or (iii) is exempt from the CALFIRPTA withholding requirements (if so, such certificate shall specify the applicable exemption).

(j) A Letter to Tenants in the form attached hereto as Exhibit J, advising of the sale of the Premises and the address to which future rent should be delivered (which will be delivered to the tenants by Seller or its property manager unless otherwise mutually agreed to by Seller and Buyer).

(k) A Notice to Vendors in the form attached hereto as Exhibit K (which may be delivered to the vendors by Seller or its property manager unless otherwise mutually agreed to by Seller and Buyer).

(l) To the extent in Seller’s possession or reasonable control, all keys and combinations to all locks on the Improvements.

(m) Such other customary documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Seller shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Seller’s obligations or liability under this Agreement.

(n) Copies of all books, records, and files of Seller in Seller’s possession relating to the Premises and operations thereof, including Tenant files (excluding financial projections, appraisals, tax returns, loan documents, communications with investors in Seller, any books, records, documents or files related to the transaction contemplated hereby or any prior proposed sale of the Property, or any other proprietary items), and, to the extent in Seller’s possession or available to Seller at no material cost, architects’ drawings, blueprints and as built plans for the Improvements (all of which may be delivered within five (5) days after the Closing).

18

7.3 Buyer’s Deliveries

At the Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments and documents, duly executed and acknowledged by Buyer, as appropriate:

(a) Counterparts of the closing documents referenced in Sections 7.2(c) , (d) , (e) , (g) , (j) and (k) above .

(b) Two (2) originals of a Buyer’s Closing Certification, in the form attached hereto as Exhibit L.

(c) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Buyer shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Buyer’s obligations or liability under this Agreement.

7.4 Possession of the Property

At the Closing, possession of the Property shall be delivered to Buyer, subject to the Permitted Exceptions.

8. PRORATIONS AND ADJUSTMENTS

8.1 General

The following adjustments shall be made with respect to the Property, and the following procedures shall be followed:

(a) Preparation of Prorations. Before the Closing Date, Seller shall prepare and deliver, or cause Escrow Holder to prepare and deliver, to Buyer an unaudited statement for the Property (the “Preliminary Proration Statement”) showing prorations for the items set forth below, calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365 day year. Buyer and its representatives shall be afforded reasonable access to Seller’s books and records with respect to the Property and Seller’s work papers pertaining to the Preliminary Proration Statement to confirm the accuracy of the Preliminary Proration Statement. Buyer and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Buyer or Seller, as applicable, shall receive a credit equal to the net amount due Buyer or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Buyer and Seller. The items to be covered by the Preliminary Proration Statement are as follows:

(i) rents, including reimbursements from Tenants for the cost of, or for increases (above a base amount) in the cost of, real estate taxes, parking, a marketing fund, operating expenses, maintenance, or other charges of a similar nature (“Additional Rents”), if any, percentage rents, and any additional charges and expenses payable under the Leases (but only to the extent collected before the Closing Date); provided that if any of the foregoing are not finally adjusted between the landlord and Tenant under any Lease until after the preparation of the Preliminary Proration Statement then proration of such items shall be subject to adjustment pursuant to Section 8.2 below;

19

(ii) any credit due Seller for leasing commissions and Tenant Improvement Costs pursuant to Section 5.1(a) or 5.2(a) above;

(iii) any credit due Buyer for Tenant Improvement Costs, leasing commissions or free or reduced rent pursuant to Section 5.3 above;

(iv) non-delinquent real property taxes and assessments; provided that if the real property tax assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, real property taxes shall be prorated based on the most recent assessed value of the Property, multiplied by the current tax rate, and such tax proration shall be subject to adjustment pursuant to subparagraph (e) of this Section 8.1;

(v) the current installment (only) on any improvement bonds which are a lien on the Property; Buyer shall take the Property subject to all future installments of any improvement bonds;

(vi) water, sewer and utility charges;

(vii) amounts payable under the Miscellaneous Agreements (but without duplication of the amounts to be credited to Seller pursuant to subparagraph (ii) of this Section 8.1(a));

(viii) permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Buyer; and

(ix) any other expenses normal to the operation and maintenance of the Property.

(b) Collections and Payments. Subject to the prorations to be made pursuant to this Section 8 , after the Closing Buyer shall collect all revenues and pay all expenses with respect to the Property, even if such revenues and expenses relate to periods before the Closing; provided, however, if any Tenant sends payments to Seller after the Closing, Seller shall deposit such payments to its bank account, and promptly after such payment has cleared, pay to Buyer any portion of such payment to which Buyer is entitled under the provisions of this Section 8 . Buyer shall use reasonable efforts consistent with prudent business practices (but shall not be required to initiate legal proceedings and/or to evict any Tenant) to collect rents or other amounts payable under the Leases that were delinquent as of the Closing Date or that relate to a period before the Closing. To the extent such delinquent rents and other amounts are collected by Buyer, Buyer may deduct from the amount owed to Seller an amount equal to the out-of-pocket third-party collection costs (including attorneys’ fees and costs) actually incurred by Buyer in collecting such rents and other amounts due to Seller. Subject to the foregoing sentence, any rent or other payment collected after the Closing from any Tenant which owed rent that was delinquent as of the Closing Date or that relates to any period prior to the Closing Date shall be applied first, to such Tenant’s unpaid monetary obligations under the applicable Lease with respect to any periods from the Closing Date through the end of the month in which such payment is made, in such order as Buyer may elect, until such monetary obligations have been paid in full; any remaining amount of such payment shall be paid over to Seller, for application against such Tenant’s unpaid monetary obligations under the applicable Lease with respect to any periods before the Closing Date, in such order as Seller may elect, until such unpaid monetary obligations have been paid in full; and any remaining amount of such payment shall be retained by Buyer for application against such Tenant’s future obligations under the applicable Lease.

20

(c) Utility and Municipality Deposits. At Closing, Seller shall receive a credit in the amount of any utility, municipality or other deposits relating to the Property made by Seller and which are assigned to Buyer at the Closing. Seller shall be entitled to a refund of any deposits not assigned to Buyer.

(d) Security Deposits. At the Closing, Seller shall deliver to Buyer all prepaid rent, security deposits, letters of credit and other collateral actually received by Seller pursuant to any of the Leases, less any portions thereof applied in accordance with the respective Lease (together with a statement regarding such applications). With respect to any security deposit which is evidenced by a letter of credit, Seller shall (i) deliver to Buyer at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer.

(e) Post-Closing Adjustments. Notwithstanding anything to the contrary contained in this Section 8, (i) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before Closing and Buyer shall be responsible for payment of the same, even if the same are so-called “escaped assessments” which are not liens against the Property; provided, however, that Seller shall not be required to pay to Buyer any portion of such increase that is payable by Tenants under their respective Leases; and (ii) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts (net of any costs incurred by Seller in connection with pursuing any appeal thereof), and (A) Buyer shall pay to Seller any refund received by Buyer representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Buyer shall not be required to pay to Seller any portion of such refund (other than a portion of such refund equal to the amount of all costs incurred by Seller in connection with pursuing any appeal thereof) which is payable to Tenants under their respective Leases; and (B) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall pay to Buyer that portion of any such refund, after first deducting any and all costs incurred by Seller in connection with pursuing such refund, that is payable to Tenants under their respective Leases. Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing within thirty (30) days after receiving notice of any such adjustment. Buyer acknowledges that Seller shall have the right to appeal real property tax assessments with respect to any tax year that includes any period prior to the Closing Date.

21

8.2 Post Closing Reconciliation

(a) Certain Delayed Prorations. If any Tenants are required to pay Additional Rents or percentage rents, then, with respect to those Additional Rents for the 2016 calendar year which are not finally adjusted between the landlord and Tenant under any Lease until after the preparation of the Preliminary Proration Statement pursuant to Section 8.1(a) above , and for those percentage rents which have not been finally determined for the 2016 calendar year (or other applicable fiscal year under any Lease for the measurement of percentage rents during which the Closing occurs), Buyer shall submit to Seller, no later than April 30, 2017, an unaudited statement for the Property (a “Supplemental Proration Statement”) covering any such Additional Rents or any other items which have been finally adjusted between Buyer and such Tenants for the 2016 calendar year (provided that if percentage rents are measured over a different fiscal year a separate Supplemental Proration Statement shall be delivered ninety (90) days after the end of such fiscal year), containing a calculation of the prorations of such Additional Rents and such other items, prepared based on the principles set forth in Section 8.1(a) above , provided that in making such adjustment, (i) with respect to Additional Rents, the proration shall be made in proportion to the relative amounts of Additional Rents due Buyer and Seller based on the amounts of the charges incurred by each of them during their respective periods of ownership that are payable by the Tenants as Additional Rents under their respective Leases, and (ii) with respect to percentage rents, the aggregate amount of percentage rents payable for the entire 2016 calendar year (or other applicable fiscal year under any Lease for the measurement of percentage rents during which the Closing occurs), shall be prorated based on the number of days the Property is owned by Seller and the number of days the Property is owned by Buyer during such year. In order to enable Buyer to make any year-end reconciliations of Additional Rents with Tenants for the 2016 calendar year, following the Closing, Seller shall deliver to Buyer a final statement of (i) all operating expenses for the Property which are actually paid by Seller and permitted to be passed through to Tenants as Additional Rents pursuant to the terms of each Tenant’s respective Lease, with respect to the portion of the 2016 calendar year occurring prior to the Closing (“Seller’s 2016 Actual Operating Expenses”), together with copies of all documentation evidencing Seller’s 2016 Actual Operating Expenses, including copies of third-party invoices and copies of Seller’s books and records applicable thereto, and (ii) all estimated payments of Additional Rents received by Seller from Tenants with respect to the portion of the 2016 calendar year occurring prior to the Closing. If Additional Rents for the 2015 calendar year have not finally adjusted between Seller and any Tenant as of the Closing, Seller shall retain all rights and obligations with respect to the adjustment thereof directly with the Tenant following the Closing, subject to the provisions of Section 8.1(e) above . Without limiting the generality of the foregoing, but subject to the provisions of Section 8.1(e) above , Seller shall retain all rights to bill and collect any additional amounts owing by any Tenant with respect to Additional Rents for the 2015 calendar year, and shall remain obligated to pay any refund owing to any Tenant for overpayment of Additional Rents for the 2015 calendar year.

22

(b) Audit Rights for Supplemental Proration Statements. Seller and its representatives shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of all Supplemental Proration Statements, and Buyer shall permit Seller and its representatives to have full access to the books and records in the possession of Buyer or any party to whom Buyer has given custody of the same relating to the Property to permit Seller to review the Supplemental Proration Statements. Any Supplemental Proration Statement prepared by Buyer shall be final and binding for purposes of this Agreement unless Seller shall give written notice to Buyer of disagreement with the prorations contained therein within sixty (60) days following Seller’s receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) business days following receipt by Buyer of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute.

(c) Payments for Adjustments. Any net credit due Seller or Buyer, as the case may be, shall be paid to Seller or Buyer, as the case may be, within seventy-five (75) days after the delivery of a Supplemental Proration Statement to Seller, unless Seller approves any such statement before the expiration of the applicable sixty (60) day period provided in Section 8.2(b) above , in which case such payment shall be made within fifteen (15) days after Seller notifies Buyer of such approval, or unless Seller notifies Buyer of a disagreement with respect to any such statement as provided in Section 8.2(b) above , in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within fifteen (15) days after Seller notifies Buyer of such disagreement, and any further payment due after such disagreement is resolved shall be paid within fifteen (15) days after the resolution of such disagreement.

8.3 Survival

The obligations of Seller and Buyer under this Section 8 shall survive the Closing.

9. RISK OF LOSS AND INSURANCE PROCEEDS

9.1 Minor Loss

Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any Improvements or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed ten percent (10%) of the Purchase Price or, in the case of a partial condemnation, the value of the portion taken does not exceed ten percent (10%) of the Purchase Price of the Property; (b) no Major Tenant exercises a right to terminate its Lease as a result of such damage or condemnation; and (c) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation; provided, however, with respect to the deductible under any policy of earthquake insurance, Seller shall have no obligation to give Buyer a credit in excess of One Hundred Thousand Dollars ($100,000.00). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess. If damage due to an earthquake occurs and the cost to repair the damage exceeds One Hundred Thousand Dollars ($100,000.00), then unless Seller notifies Buyer within twenty (20) days after the occurrence thereof that it will waive the One Hundred Thousand Dollar ($100,000.00) limitation on the credit to Buyer, then such loss or damage shall be governed by Section 9.2 .

23

9.2 Major Loss

If (a) the cost to repair such damage or destruction to Property exceeds ten percent (10%) of the Purchase Price or, in the case of condemnation, if the value of the portion of the Property taken exceeds ten percent (10%) of the Purchase Price of the Property, or in the case of damage due to an earthquake which, under the terms of Section 9.1 above , is to be governed by this Section 9.2 , or (b) any Major Tenant exercises a right to terminate its Lease as a result of such damage or condemnation, then Buyer may, at its option to be exercised by written notice to Seller within twenty (20) days after Seller’s notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) elect to terminate this Agreement, in which case the Deposit shall be refunded to Buyer, and neither party shall have any further obligations under this Agreement, except for obligations which expressly state that they shall survive termination of this Agreement, or (b) consummate the purchase of the Property for the full Purchase Price as required by the terms hereof, subject to the credits against the Purchase Price provided below. If Buyer elects to proceed with the purchase of the Property, then, upon the Closing, Buyer shall be given a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation; provided, however, with respect to the deductible under any policy of earthquake insurance, Seller shall have no obligation to give Buyer a credit in excess of One Hundred Thousand Dollars ($100,000.00). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess. If Buyer fails to give Seller notice within such 20 day period, then Buyer will be deemed to have elected to proceed in accordance with clause (b) above.

10. DEFAULT

(a) Buyer’s Default. AFTER THE EXPIRATION OF THE INVESTIGATION PERIOD, IF THE CLOSING DOES NOT OCCUR AS A RESULT OF BUYER’S DEFAULT HEREUNDER, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO BUYER, WHEREUPON THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY ON ACCOUNT OF SUCH DEFAULT HEREUNDER BY BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES PURSUANT TO SECTION 15.1 BELOW , NOR WAIVE OR AFFECT ANY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, NOR LIMIT BUYER’S LIABILITY TO SELLER FOR ANY BREACH BY BUYER OF THE ACCESS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. THE PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTIONS 3275 OR 3369 OF THE CALIFORNIA CIVIL CODE, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

24

INITIALS:	JY	GK
	Seller	Buyer

(b) Seller’s Default. If the Closing does not occur as a result of Seller’s default hereunder, then, provided Buyer is not in default hereunder, Buyer may, at its sole election, proceed with one of the following mutually exclusive alternatives:

(i) waive such default and proceed with the Closing with no reduction in the Purchase Price; provided, however, that this provision will not waive or affect any of Seller’s other obligations under this Agreement to be performed after the Closing with respect to any matter other than such default;

(ii) terminate this Agreement, whereupon the Deposit shall be returned and paid to Buyer, and neither party shall have any further liability or obligation to the other hereunder, except for provisions of this Agreement which expressly state that they shall survive the termination of this Agreement; or

(iii) file in any court of competent jurisdiction an action for specific performance to cause Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement; but Buyer shall not be entitled to recover monetary damages from Seller in connection with such default; provided, however, that this provision will not limit Buyer’s right to receive reimbursement for Buyer’s actual and reasonably verifiable costs and expenses incurred in connection with this transaction not to exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate and for attorneys’ fees pursuant to Section 15.1 below , nor waive or affect any of Seller’s other obligations under this Agreement to be performed after the Closing with respect to any matter other than such default.

11. Expenses

(a) All documentary stamp taxes and transfer taxes shall be borne and paid by Seller, and all recording fees shall be borne and paid by Buyer (except those recording fees incurred by Seller necessary to remove any Disapproved Matter which Seller has agreed to remove).

(b) All Escrow and Closing costs charged by Escrow Holder, and any investment charges or escrow fees incurred with respect to the Escrow shall be borne and paid by Buyer.

(c) The cost of the Title Policy (including the cost of ALTA extended coverage and the cost of any endorsements) shall be paid by Buyer.

(d) Buyer shall pay its due diligence expenses (including, but not limited to, the cost of any updated survey obtained by Buyer pursuant to Section 3.1(a) above ), and each party shall pay its own attorneys’ fees in connection with the negotiation, documentation and consummation of the transactions contemplated hereunder. Each party shall pay its own costs of preparing and/or reviewing the Preliminary Proration Statement and any Supplemental Proration Statement in connection with this Agreement. The provisions of this Section 11(d) shall survive any termination of this Agreement.

(e) Other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with the custom in the county where the Premises are located.

25

12. BROKERS

(a) Seller represents to Buyer, and Buyer represents to Seller that (except for Cushman & Wakefield (“Broker”)) there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. Seller shall pay any commission due to Broker in connection with this transaction at Closing pursuant to the terms of a separate agreement between Seller and Broker.

(b) Seller agrees to indemnify and hold harmless Buyer, the partners, members, trustees, shareholders, directors and officers of Buyer, any party owning a direct or indirect interest in Buyer, the affiliates of Buyer, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (the “Buyer-Related Parties”), from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker to be owing to such party due to any dealings between Seller and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto. Buyer agrees to indemnify and hold harmless the Seller-Related Parties, from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker to be owing to such party due to any dealings between Buyer and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto. The parties hereto agree that the foregoing obligations of indemnification shall survive the Closing hereunder or the expiration or termination of this Agreement, however caused.

13. ASSIGNMENT

Original Buyer may, not later than ten (10) days before the Closing and upon written notice to Seller, assign its right to purchase the Property hereunder to any other entity that is (and as of the Closing shall continue to be) (i) controlled by, or under common control with, Original Buyer and (ii) not a Prohibited Person, provided that such entity shall assume all obligations of Buyer hereunder in a written agreement reasonably acceptable to Seller, including, specifically, reaffirmation of the release and indemnification set forth in Section 4.2 above . Except in compliance with the preceding sentence, Buyer may not assign this Agreement to any other party without Seller’s prior written consent, which consent may be granted, conditioned or denied in Seller’s sole and absolute discretion. Notwithstanding anything herein to the contrary, Buyer shall not in any event be released from any of its obligations or liabilities hereunder in the event of any assignment by Buyer, including, but not limited to, any obligations which survive the Closing, whether contained in this Agreement or any document to be delivered by Buyer at the Closing, even if such document is signed by the assignee of Buyer only. Subject to the limitations described herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

26

14. NOTICES

Any and all notices or other communications required or permitted to be given under this Agreement shall be in writing and either (i) personally delivered, in which case notice shall be deemed delivered upon receipt, (ii) sent by facsimile, in which case notice shall be deemed delivered upon the sender’s receipt of confirmation of transmission of such facsimile notice produced by the sender’s facsimile machine, (iii) sent by any nationally recognized overnight courier service with provisions for proof of delivery, in which case notice shall be deemed delivered on the date of delivery as shown on the return receipt or the date of the addressee’s refusal to accept delivery as indicated by such delivery service, or (iv) sent by United States Mail, postage prepaid, certified mail, return receipt requested, in which case notice shall be deemed delivered on the date of delivery as shown on the return receipt or the date of the addressee’s refusal to accept delivery as indicated by the United States Postal Service, and in any case such notices or other communication shall be addressed to the following addresses:

Buyer:	GK Development, Inc. 257 East Main Street, Suite 200 Barrington, Illinois 60010 Telephone: (847) 277 9930 Telecopy: (847) 277-9940

with a copy to:	Quarles & Brady LLP 411 East Wisconsin Avenue, Suite 2400 Milwaukee, Wisconsin 53202 Attention: Michael Zeka Telephone: (414) 277-5131 Telecopy: (414) 271-3552

Seller:

Pacific 2700 Ygnacio Corporation
c/o Pacific Eagle Holdings Corporation
353 Sacramento Street, Suite 1788
San Francisco, California 94111
Attention: Mike Simons
Telephone: (415) 780 7305
Telecopy: (415) 780 7301

and a copy to:	Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, California 94111 Attention: Craig B. Etlin Telephone: (415) 773-7304 Telecopy: (415) 421-2922

Escrow Holder:	Chicago Title Insurance Company 455 Market Street, Suite 2100 San Francisco, California 94105 Attention: Terina Kung Telephone: (415) 291-5128 Telecopy: (415) 896-9423

27

Either party may change its address for notice from time to time by notice to the other party in writing to the other in the manner aforesaid; provided that any such notice of change of address shall only be effective upon actual receipt by the other party.

15. MISCELLANEOUS

15.1 Attorneys’ Fees

In the event of any litigation between the parties with respect to the Property, this Agreement, the Escrow, the performance of their obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the parties under this Section 15.1 shall survive any termination of this Agreement and the Closing.

15.2 Gender

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

15.3 Captions

The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

15.4 Construction

(a) No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party’s being deemed to have drafted or structured such provisions.

(b) As used herein, the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “but not limited to.” The terms “hereof,” “herein” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement as a whole, and not to any particular article or provision, except as expressly so stated.

(c) It is the intent of the parties that all indemnification obligations of the either party set forth in this Agreement shall apply without regard to whether or not (i) the indemnifying party is negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (ii) the indemnifying party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise.

28

15.5 Business Days; Deadlines

As used in this Agreement and any document executed by any party hereto to another party hereto at the Closing, the term “business days” means all days of the year except Saturdays, Sundays, and holidays recognized by the Federal Reserve Bank of San Francisco. If a deadline provided in this Agreement or any document executed by any party hereto to another party hereto at the Closing falls on a day other than a business day, such deadline shall be extended until the first business day thereafter.

15.6 Entire Agreement

This written Agreement, including all Schedules and Exhibits attached hereto, the Access Agreement and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained or merged herein. The Schedules and Exhibits attached hereto are hereby incorporated in and made part of this Agreement.

15.7 Recording

The parties agree that this Agreement shall not be recorded. If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

15.8 No Continuance

Buyer acknowledges that there shall be no assignment, transfer or continuance of Seller’s insurance coverage after the Closing.

15.9 Time of Essence

Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the next day which is a business day.

15.10 Original Document

This Agreement may be executed by all parties in counterparts in which event each shall be deemed an original, and all of which shall constitute one and the same agreement.

15.11 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

29

15.12 Acceptance of Offer

In the event this Agreement is executed only by Buyer or Seller, this Agreement shall be regarded only as an offer to purchase or sell, as applicable, and shall not obligate either Buyer or Seller until this offer is accepted by execution hereof by the other party (the “Second Party”) and delivered to the party that first executed this Agreement (the “First Party”). If the Second Party has not accepted this offer and delivered a fully executed copy of this Agreement to the First Party within five (5) business days after its submission by the First Party, this offer shall be of no force or effect.

15.13 Confidentiality

Buyer and Seller shall each maintain as confidential the terms of this Agreement (including the Purchase Price) and any and all material or information about the other, and, in the case of Buyer and its agents, employees, consultants and contractors, about the Property, and shall not disclose such terms or information to any third party, except, in the case of information about the Property, to Buyer’s lender or prospective lenders, equity investors or prospective equity investors, insurance and reinsurance firms, attorneys, and environmental assessment firms, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as required by law; provided that Buyer shall inform such parties as to the confidentiality of such materials and information and use all reasonable efforts to cause such parties to abide by the confidentiality provisions of this Agreement. Buyer shall notify Seller, by facsimile, with a copy by regular mail, at least three (3) business days before Buyer or Buyer’s agents, employees or contractors make any disclosure that such party believes is required by law; provided that, if a court order of a court of law with appropriate jurisdiction requires disclosure within a period of less than three (3) business days, Buyer shall notify Seller by facsimile immediately upon receipt of such order. Further, Buyer agrees not to use or to allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase or to obtain a loan in connection therewith or to obtain insurance. This provision shall survive the Closing or any termination of this Agreement, provided that Buyer shall not be obligated to maintain as confidential any material about the Property after the Closing. However, after Closing, Buyer shall not make any public disclosures mentioning Seller or regarding the provisions of this Agreement or the transaction accomplished at Closing without the prior written consent of Seller. If the purchase and sale of the Property pursuant hereto does not close for any reason, Buyer shall return to Seller all agreements, documents, studies, reports and other materials pertaining to the Property either delivered by Seller or Seller’s agents to Buyer pursuant hereto, or obtained by or on behalf of Buyer during Buyer’s investigation of the Property. Notwithstanding anything herein to the contrary, each party shall have the right to disclose information relating to the Property to its partners and their direct and indirect owners, and their respective officers, employees, directors and representatives, and the provisions of this Section 15.13 shall in no event apply to information which is or becomes generally available to the public other than as a result of disclosure by such party. Nothing herein shall impair the right of Seller or any party that owns a direct or indirect interest in Seller to disclose information relating to this Agreement as required by any regulatory or supervisory agency or authority with competent jurisdiction over Seller or such Party, including, but not limited to, the listing rules of The Stock Exchange of Hong Kong Limited.

15.14 Amendment

This Agreement may be amended or modified only by a written agreement subsequently executed by Buyer and Seller.

30

15.15 Waiver

No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

31

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:	GK DEVELOPMENT, INC., an Illinois corporation

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

Date signed: October 4, 2016

SELLER:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

	By:	/s/ Joyce Yonce
	Name:	Joyce Yonce
	Title:	Assistant Secretary

Date signed: October 4, 2016

S-1

Schedule 1.1

DESCRIPTION OF THE LAND

The following described real property in the City of Walnut Creek, County of Contra Costa, State of California:

PARCEL ONE:

A portion of Parcel A, as designated on the Parcel Map filed June 3, 1977, Book 55, Parcel Maps, Page 4, Contra Costa County Records, described as follows:

Beginning at the most northeasterly corner of said Parcel A; thence along the northeasterly and southeasterly lines of said Parcel A, the following courses: South 27° 06' 52" East, 583.07 feet; the arc of a tangent curve to the right, having a radius of 20.00 feet, through a central angle of 90° 00' 00", an arc distance of 31.42 feet; and, tangent to the previous curve, South 62° 53' 08" West, 230.96 feet to a most easterly corner of the parcel of land described in the Deed to The City of Walnut Creek, recorded in Book 6252, Official Records, Page 188; thence North 27° 06' 52" West, 317.40 feet; thence, South 62° 53' 08" West, 371.46 feet; thence North 27° 04' 48" West, 285.67 feet to a point on the boundary of said Parcel A, said point also being the most southerly corner of Parcel B of said Parcel Map, (55 PM 4); thence along said Parcel A, North 62° 53' 08" East, 622.24 feet to the original point of beginning.

PARCEL TWO:

Right of Way reserved in reference to Parcel One in the Deed to Shadelands Investments, recorded September 7, 1979, Book 9520, Official Records, Page 180, as follows:

"A right of way (not to be exclusive) for sanitary sewer purposes as an appurtenance to the parcel referenced above, over that portion thereof described as follows:

Beginning at the southerly terminus of the hereinabove course given as South 27° 04' 48" East, 400.36 feet, said point also being the most southerly corner of Parcel B, as shown on said Parcel Map, (55 PM 4); thence from said point of beginning South 62° 53' 08" West of the southeast line of said Parcel B, 27 feet; thence North 27° 04' 48" West to the northwest line of said Parcel A; thence South 62° 55' 12" West, along said northwest line, 10 feet; thence South 27° 04' 48" East, to a line drawn South 27° 04' 48" East, 15 feet and South 62° 53' 08" West, 37 feet from the point of beginning; thence North 62° 53' 08" East, 37 feet to the northeast line of the hereinabove described parcel; thence North 27° 04' 48" West, along said northeast line, 15 feet to the point of beginning.

PARCEL THREE:

A right of way (not to be exclusive) for sanitary sewer purposes as an appurtenance to the lands lying within Parcel A as described above, and as designated on the Parcel Map filed June 3, 1977 in Book 55, Parcel Maps, Page 4, Contra Costa County Records, over a portion of said Parcel A, described as follows:

Beginning at the most southerly corner of Parcel B, as shown on said Parcel Map, (55 PM 4); thence from said point of beginning South 62° 53' 08" West, along the direct extension South 62° 53' 08" West of the southeast line of said Parcel B, 27 feet; thence North 27° 04' 48" West, 10 feet; thence South 83° 14' 35" East, 28.79 feet to the point of beginning.

PARCEL FOUR:

Rights of way as set forth in the Easement Agreement executed by and between 2700 Ygnacio Associates, a California limited partnership, and the City of Walnut Creek, recorded December 6, 1983, Book 11558, Page 823, Instrument No. 83-178839, Official Records.

APN: 143-040-072

Schedule 1.1, Page 1

Schedule 3.5

Certain Miscellaneous Agreements

1.	Exclusive Leasing Agreement by and between Transwestern Property Company West Inc., dba Transwestern (“Transwestern”) and Seller, dated as of April 23, 2013 (the “Transwestern Agreement”), but only to the extent of leasing commissions owing to Transwestern in connection with (i) any leases that are executed by Seller after the Effective Date, and (ii) any leases executed by Buyer after the Closing with any parties named on the list of prospective tenants provided by Transwestern pursuant to Section 3 of the Transwestern Agreement.

2.	The agreements referenced in the following table:

Service Provider	Date	Service
1. Able Engineering Services	August 31, 2016	Engineering Service
2. Call 24	August 30, 2016	Answering Service
3. Chem-Aqua, Inc.	April 18, 2006	Cooling Tower Water Treatment
4. DFS Commercial	January 2, 2007	Carpet Cleaning
5. Eisenstatedt Landscaping & Maintenance	February 1, 2007	Exterior Landscape Maintenance
6. Excel Building Services	May 15, 2014	Janitorial Service
7. Kathleen Essick & Associates	March 21, 2006	Interior Plant Service
8. PacIntegrated	March 31, 2006	Fire Life Safety Testing
9. Perfection Sweeping Company	March 24, 2014	Garage Sweeping
10. Terminix Commercial	February 4, 2015	Pest Control
11. Thyssen	May 14, 2004	Elevator Maintenance
12. Universal Protection Service	March 10, 2015	Security Service
13. Terminix Commercial	February 4, 2015	Pest Control

Schedule 3.5, Page 1

SCHEDULE 4.3(G)

List of Leases

Leases:

Suite Number	Tenant	Document Type	Date
Cell Site	Bay Area Cellular Telephone Company (BACTC)	Office Lease	October 25, 1995
	New Cingular Wireless PCS, LLC, a Delaware limited liability company	First Amendment to Lease	January 15, 2012
300	John Carollo Engineers, an Arizona general partnership	Office Lease	September 16, 1994
325	Carollo Engineers, an Arizona corporation, successor in interest to John Carollo Engineers, an Arizona general partnership	First Amendment to Lease	July 30, 2001
230	Carollo Engineers, an Arizona corporation	Second Amendment to Lease	September 6, 2006
300	Carollo Engineers, P.C. an Arizona professional corporation	Third Amendment to Lease	November 1, 2009
110	Celerity Consulting Group, Inc., a Delaware corporation	Office Lease	April 17, 2015
110, 280	Celerity Consulting Group, Inc., a Delaware corporation	First Amendment to Lease	January 11, 2016
110	Celerity Consulting Group, Inc., a Delaware corporation & Mortgage Solutions FCS, Inc. dba Mount Diablo Lending, a California corporation	Consent to Sublease	May 5, 2016
265	Compass Home Loans, LLC, a Delaware limited liability company	Office Lease	October 15, 2015
230	Cropper Accountancy corporation, a California corporation	Office Lease	January 1, 2011
270	Cropper Accountancy corporation, a California corporation	First Amendment to Lease	April 18, 2016
135	Healthcare Reimbursement Services, Inc., a Texas corporation	Office Lease	March 27, 2013
135	Healthcare Reimbursement Services, Inc., a Texas corporation	First Amendment to Lease	January 27, 2016
140	Hulme & Hawkes Accountancy Corporation	Office Lease	October 7, 1991
	Hulme & Hawkes Accountancy Corporation, a California corporation	First Amendment to Lease	November 1, 1996
	Hulme & Hawkes Accountancy Corporation, a California corporation	Second Amendment to Lease	August 1, 2001
	Hulme & Hawkes Accountancy Corporation, a California corporation	Third Amendment to Lease	December 14, 2004
	Hulme & Hawkes Accountancy Corporation, a California corporation	Fourth Amendment to Lease	August 5, 2005
	Hulme & Hawkes Accountancy Corporation, a California corporation & Hawkes & Hastings Financial Services, Certified Public Accountants	Consent	January 8, 2007
	Hawkes & Hastings Financial Services, Certified Public Accountants	Fifth Amendment to Lease	November 4, 2009
	Hawkes & Hastings Financial Services, Certified Public Accountants	Sixth Amendment to Lease	March 10, 2016

Schedule 4.3(g), Page 1

275	Leslie J. Morgan, an individual	Office Lease	April 25, 2006
	Leslie J. Morgan, an individual	First Amendment to Lease	March 22, 2011
190	Mountain West Financial Inc., a California corporation	Office Lease	January 27, 2014
	Mountain West Financial Inc., a California corporation	First Amendment to Lease	February 26, 2016
170	Pacific Gas and Electric Company, a California corporation	Office Lease	November 15, 2010
	Pacific Gas and Electric Company, a California corporation	First Amendment to Lease	January 14, 2011
	Pacific Gas and Electric Company, a California corporation	Second Amendment to Lease	January 27, 2011
	Pacific Gas and Electric Company, a California corporation	Third Amendment to Lease	February 3, 2011
	Pacific Gas and Electric Company, a California corporation	Fourth Amendment to Lease	February 28, 2011
	Pacific Gas and Electric Company, a California corporation	Fifth Amendment to Lease	February 8, 2012
	Pacific Gas and Electric Company, a California corporation	Sixth Amendment to Lease	September 10, 2012
	Pacific Gas and Electric Company, a California corporation	Seventh Amendment to Lease	October 30, 2013
	Pacific Gas and Electric Company, a California corporation	Eighth Amendment to Lease	January 22, 2015
	Pacific Gas and Electric Company, a California corporation	Ninth Amendment to Lease	January 29, 2016
100	Private Eyes, Inc., a California corporation	Office Lease	November 10, 2014
200	Stearns Lending, LLC, a California limited liability company	Office Lease	October 15, 2015
260	Stearns Lending, LLC, a California limited liability company	First Amendment to Lease	December 22, 2015
260	Stearns Lending, LLC, a California limited liability company & Private Mortgage Advisors, LLC, a Delaware limited liability company	Consent to Sublease	January 29, 2016
250	TTI, a California corporation	Office Lease	October 19, 1998
	TTI, a California corporation	First Amendment to Lease	May 31, 2004
	TTI, a California corporation	Second Amendment to Lease	December 26, 2006
	TTI, a California corporation	Third Amendment to Lease	September 23, 2008
	Telemanagement Technologies, Inc., a California corporation	Fourth Amendment to Lease	December 10, 2012

Schedule 4.3(g), Page 2

Schedule 5.3

UNPAID LEASING COMMISSIONS, TENANT IMPROVEMENT COSTS AND FUTURE FREE RENT

Tenant	Commission Due		Tenant Improvement Costs		Future Free Rent

Hawkes & Hastings (Suite 140)	$12,024.00	[1]	$400.00	[2]	$15,230.40
Stearns Lending (Suite 200)	$0.00		$0.00		$76,584.72
Stearns Lending (Suite 260)	$0.00		$0.00		$7,378.80
Compass Home Loans (Suite 265)	$0.00		$0.00		$5,500.56

________________

1 $8,016.00 is due to Jones Lang LaSalle; $4,008.00 is due to Transwestern

2 Will be paid by Seller prior to Closing

Schedule 5.3, Page 1

EXHIBIT A

Estoppel Certificate

The undersigned, ____________________, a _______________, is the Tenant of a portion of the real property commonly known as 2700 Ygnacio Valley Road, Walnut Creek, California (the “Property”), and hereby certifies to PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation (“Landlord”), to ____________________, a _______________, or its assignee or nominee (“Buyer”), and to any lender (“Lender”) making a loan to Buyer to be secured, in whole or in part, by the Property, the following:

1. That there is presently in full force and effect a lease (as modified, assigned, supplemented and/or amended as set forth in Paragraph 2 below , the “Lease”) dated as of __________, 20___ between the undersigned and ____________________, covering approximately _____ square feet of the Property (the “Leased Premises”).

2. That the Lease has not been modified, assigned, supplemented or amended except as set forth on Schedule 1 attached hereto. [Note: Schedule 1 to be attached with a listing of all Lease amendments or to state “None”]

3. That the Lease represents the entire agreement between Landlord and the undersigned with respect to the Leased Premises.

4. That the commencement date under the Lease was __________, _____, the termination date of said Lease is __________, 20___.

5. That the present minimum monthly rent which the undersigned is paying under the Lease is $__________, and that rent has been paid through _____________, 2016.

6. The undersigned’s pro rata share of the entire property in which the Leased Premises are located, for purposes of allocating operating expenses and real estate taxes is ____%. The undersigned is obligated to pay its pro rata share of (choose one/strike others):

Increases over base year 20___.

Increases over a stipulated amount per square foot: $____/sf.

All operating expenses and real estate taxes (net lease).

7. That the security deposit held by Landlord under the terms of the Lease is $__________ and Landlord holds no other deposit from Tenant for security or otherwise.

8. That the undersigned has accepted possession of the Premises and that, to the best of the undersigned’s knowledge, any improvements required to be made by Landlord to the Premises by the terms of the Lease have been completed to the satisfaction of the undersigned.

9. That, to the best of the undersigned’s knowledge, the undersigned, as of the date set forth below, has no right or claim of deduction, charge, lien or offset against Landlord under the Lease or otherwise against the rents or other charges due or to become due pursuant to the terms of said Lease.

A-1

10. That, to the best of the undersigned’s knowledge, Landlord is not in default or breach of the Lease, nor has Landlord committed an act or failed to act in such a manner, which, with the passage of time or notice or both, would result in a default or breach of the Lease by Landlord.

11. That, to the best of the undersigned’s knowledge, the undersigned is not in default or in breach of the Lease, nor has the undersigned committed an act or failed to act in such a manner which, with the passage of time or notice or both, would result in a default or breach of the Lease by the undersigned.

12. The undersigned hereby acknowledges that Buyer, or its nominee, intends to purchase the Property, that Landlord will assign its interest in the Lease to Buyer, or its nominee, in connection with such purchase, and that Buyer, or its nominee, and its lender is relying upon the representations contained herein in making such purchase.

13. That the undersigned is not the subject of any pending bankruptcy, insolvency, debtor’s relief, reorganization, receivership, or similar proceedings, nor the subject of a ruling with respect to any of the foregoing.

This Certificate shall be binding upon and inure to the benefit of the undersigned, Landlord, Buyer and Lender and their respective successors and assigns.

Dated: ____________, 2016

,
a

By:
Name:
Title:

A-2

EXHIBIT B

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Attention: ___________________________ MAIL TAX STATEMENTS TO:

(Space above this line for Recorder’s use)

The undersigned grantor declares:

DOCUMENTARY TRANSFER TAX IS $_____________________

☒ Computed on full value of the interest or property conveyed, or

☐ Computed on full value less value of liens or encumbrances remaining at time of sale

☐ Unincorporated Area         ☒ City of Walnut Creek

Parcel No.: __________________________

Grant Deed

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation, hereby grants to ____________________, a _______________, the real property located in the City of Walnut Creek, County of Contra Costa, State of California, described on Exhibit A attached hereto and made a part hereof.

This Deed is made and accepted subject to the matters listed on Exhibit B attached hereto and made a part hereof.

Executed as of this _____ day of __________, 2016.

GRANTOR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

[Attach acknowledgment]

B-1

Exhibit C

Bill of Sale

PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation (“GRANTOR”), for good and valuable consideration to Grantor in hand paid by ____________________, a _______________ (“GRANTEE”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell and deliver to Grantee all of Grantor’s right, title and interest, if any, in and to the following:

All tangible personal property located on or used exclusively in connection with those certain premises known as 2700 Ygnacio Valley Road, Walnut Creek, California and described on Exhibit A attached hereto (the “Premises”), including, but not limited to, furniture, fixtures, and equipment (the “Personal Property”).

The Personal Property is in a used condition, and Grantor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Personal Property. Grantor makes no representations, express or implied, as to the condition or state of repair of the Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Personal Property is being sold to Grantee in its present “as is, where is” condition and with all faults. By acceptance of delivery of the Personal Property, Grantee affirms that it has not relied on Grantor’s skill or judgment to select or furnish said Personal Property for any particular purpose, and that Grantor makes no warranty that said Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory, except that Grantor represents and warrants that Grantor has not previously sold or conveyed said Personal Property.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the _____ day of __________, 2016.

GRANTOR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

C-1

Exhibit D

Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of this _____ day of __________, 2016, by PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation (“Assignor”), and ____________________, a _______________ (“Assignee”).

Recitals:

A. Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 2016 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 2700 Ygnacio Valley Road, Walnut Creek, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).

B. Assignor or its predecessor-in-interest has previously entered into those certain leases with the tenants listed on Schedule 1 attached hereto and made a part hereof (the “Leases”).

C. Assignor presently holds security deposits from the tenants under the Leases in the amounts set forth in Schedule 2 attached hereto and made a part hereof (the “Security Deposits”).

D. Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee (i) the Leases, and (ii) the Security Deposits.

2. Assignee does hereby accept the foregoing assignment of Leases, and does hereby assume as of the Conveyance Date and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of the landlord with respect to the Leases which are to be performed on and after the Conveyance Date with the same force and effect as if Assignee were the original landlord thereunder, and to indemnify Assignor with respect to the same.

3. Notwithstanding the provisions of Sections 1 and 2 above , Assignor shall retain all rights and obligations with respect to the billing and adjustment of Additional Rents (as defined in the Agreement) for the 2015 calendar year directly with the tenants under the Leases following the Conveyance Date, subject to the provisions of Section 8.1(e) of the Agreement. Without limiting the generality of the foregoing, but subject to the provisions of Section 8.1(e) of the Agreement, Assignor shall retain all rights to bill and collect any additional amounts owing by any tenant with respect to Additional Rents for the 2015 calendar year, and shall remain obligated to pay any refund owing to any tenant for overpayment of Additional Rents for the 2015 calendar year.

D-1

4. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

6. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

In Witness Whereof, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

ASSIGNEE:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

D-2

Exhibit E

Assignment and Assumption of Miscellaneous Agreements

THIS ASSIGNMENT AND ASSUMPTION OF MISCELLANEOUS AGREEMENTS (this “Assignment”) is made this _____ day of __________, 2016, by Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Assignor”), and ____________________, a _______________ (“Assignee”).

Recitals:

A. Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 2016 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 2700 Ygnacio Valley Road, Walnut Creek, California, and legally described on Exhibit A attached hereto (the “Premises”).

B. Assignor or its predecessor-in-interest has previously entered into those certain contracts with respect to the Premises, as more particularly described in Schedule 1 attached hereto and made a part hereof (the “Miscellaneous Agreements”).

C. Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.

Now, Therefore, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee all of its right, title and interest, if any, in and to the Miscellaneous Agreements.

2. Assignee does hereby accept the foregoing assignment of Miscellaneous Agreements and does hereby assume as of the Conveyance Date and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Miscellaneous Agreements which are to be performed on and after the Conveyance Date (and before the Conveyance Date to the extent so provided in Section 5.1 or 5.2 of the Agreement) with the same force and effect as if Assignee were party to the original Miscellaneous Agreements, and to indemnify Assignor with respect to the same.

3. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

E-1

4. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

5. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

ASSIGNEE:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

E-2

Exhibit F

Assignment and Assumption of Permits, Intangible Property and Warranties

THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, INTANGIBLE PROPERTY AND WARRANTIES (this “Assignment”) is made as of this _____ day of __________, 2016, by and between Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Assignor”), and ___________________, a _______________ (“Assignee”).

Recitals:

A. Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 2016 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 2700 Ygnacio Valley Road, Walnut Creek, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).

B. Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.

Now, Therefore, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee, without warranty as to transferability or as to Assignee’s rights to use the same, all of Assignor’s right, title and interest, if any, in and to:

(a) all assignable permits and licenses to extent the same pertain to the Premises (collectively, the “Permits”);

(b) all assignable trademarks and trade names, if any, and other intangible property used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”); and

(c) all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (as such terms are defined in the Agreement) (the “Warranties”).

2. Assignee hereby accepts the foregoing assignment of the Permits, Intangible Property, and Warranties. Assignee does hereby assume and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Permits, whether performance is required on, after or before the Conveyance Date, and Assignor shall have no obligation or liability to Assignee for the performance, discharge, fulfillment or observation of the same, whether required on, after or before the Conveyance Date.

3. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

F-1

4. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

5. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

ASSIGNEE:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

F-2

Exhibit G

Seller’s Closing Certification

Pursuant to Section 4.5 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of __________, 2016, between Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Seller”), and ____________________, a _______________ (“Buyer”), Seller hereby certifies to Buyer that all representations and warranties of Seller contained in Section 4.3 of the Agreement are true, correct and complete as of the date hereof.

Dated as of __________, 2016.

SELLER:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

G-1

Exhibit H

FIRPTA Affidavit

CERTIFICATE OF TRANSFEROR OTHER
THAN AN INDIVIDUAL

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _________________, a _______________ (“Transferee”), the transferee of certain real property located in the City of Walnut Creek, County of Contra Costa, State of California, commonly known as 2700 Ygnacio Valley Road, that withholding of tax is not required upon the disposition of such U.S. real property interest by Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in Income Tax Regulations §1.1445 2(b)(2)(iii);

3. Transferor’s U.S. employer identification number is __________; and

4. Transferor’s office address is c/o Pacific Eagle Holdings Corporation, 353 Sacramento Street, Suite 1788, San Francisco, California 94111.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of __________, 2016.

TRANSFEROR:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

H-1

Exhibit I

[Intentionally Omitted]

I-1

Exhibit J

Letter to Tenants

__________, 2016

Re: Sale of 2700 Ygnacio Valley Road, Walnut Creek, California

Dear Tenant:

Please be advised that as of [Closing Date], Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Seller”), the owner of the office building commonly known as 2700 Ygnacio Valley Road, Walnut Creek, California, has sold its interest therein to ____________________, a _______________ (“Buyer”).

Buyer has assumed all of the obligations of the landlord under your lease from this day forward, including any obligation to return your security deposit in accordance with the provisions of your lease, except for the reconciliation of operating expenses under your lease for the 2015 calendar year, which will continue to be handled by Seller. Any additional amounts payable by you with respect to operating expenses for the 2015 calendar year shall be payable to Seller, and Seller shall remain obligated to pay any refund owing to you for any overpayment of operating expenses for the 2015 calendar year.

Unless and until you are otherwise notified in writing by Buyer, the address of Buyer for all purposes under your Lease (including the payment of rent and the giving of any notices provided for in your Lease) is attached hereto as Schedule 1.

J-1

Your security deposit, if any, under the Lease has been transferred to Buyer.

SELLER:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

BUYER:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

J-2

Schedule 1

Buyer’s Notice

For All Notices:

____________________________________
____________________________________
____________________________________
Attention: ____________________________
Telephone: ___________________________
Telecopy: ____________________________

With a copy to:

____________________________________
c/o [Property Manager]
____________________________________
____________________________________
Attention: Property Manager
Telephone: ___________________________
Telecopy: ____________________________

Payment Address:

____________________________________
____________________________________
____________________________________
Attention: ____________________________
Telephone: ___________________________
Telecopy: ____________________________

J-3

Exhibit K

Notice to Vendors

__________, 2016

Re: Sale of 2700 Ygnacio Valley Road, Walnut Creek, California (the “Premises”)

Dear Vendor:

Please be advised that the Premises have this day been conveyed and your service contract has been assigned from Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Prior Owner”), to ____________________, a _______________ (“New Owner”).

Until further notice, all correspondence, notices and invoices shall be directed to the New Owner at the following address:

______________________________
______________________________
______________________________
______________________________

PRIOR OWNER:	PACIFIC 2700 YGNACIO CORPORATION, a Delaware corporation

By:
Name:
Title:

NEW OWNER:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

K-1

Exhibit L

Buyer’s Closing Certification

Pursuant to Section 4.7 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of __________, 2016, between Pacific 2700 Ygnacio Corporation, a Delaware corporation (“Seller”), and ____________________, a _______________ (“Buyer”), Buyer hereby certifies to Seller that all representations and warranties of Buyer contained in Section 4.6 of the Agreement are true, correct and complete as of the date hereof.

Dated: __________, 2016.

BUYER:			,
a

	By:		,
		a	,
its

By:
Name:
Title:

L-1